Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-299574 on Form S-4 of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. (collectively “Charter”) of our report dated February 27, 2026, relating to the financial statements of Cox Communications, Inc. appearing in the Current Report on Form 8-K filed by Charter Communications, Inc. on July 23, 2026.

/s/ Deloitte & Touche LLP

Atlanta, GA

November 3, 2026